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Exhibit (a)(1)(d)
Withdrawal Form

COMPLETE AND RETURN THIS FORM ONLY IF YOU HAVE CHANGED YOUR MIND
AND YOU DO NOT WANT TO EXCHANGE YOUR OPTIONS

WIND RIVER SYSTEMS, INC.
OFFER TO EXCHANGE OPTIONS

WITHDRAWAL FORM

EMPLOYEE NAME:
(Please print)

        You previously received (1) a copy of the Offer to Exchange Certain Outstanding Options for New Options (referred to as the offer to exchange), (2) the emails from our President and Chief Executive Officer, Thomas St. Dennis, each dated March 21, 2003, and (3) an election form. You signed and returned the election form, in which you elected to ACCEPT Wind River's offer to exchange all of your eligible options. You should submit this form only if you now wish to change that election and withdraw your eligible options from the offer.

        To withdraw your election to exchange your eligible options, you must sign, date and deliver this withdrawal form to Pam Sheridan by (1) hand delivery at office number B3081, Wind River Systems, Inc., 500 Wind River Way, Alameda, California 94501, (2) fax at (510) 749-2944, or (3) United States or international mail at Wind River Systems, Inc., 500 Wind River Way, Alameda, California 94501, U.S.A., by 5:00 p.m., Pacific time, on Thursday, April 17, 2003. Delivery by any other means, including email, any form of interoffice mail or any other fax number, will not be accepted.

        You should note that if you withdraw your acceptance of the offer, you will not receive any new options pursuant to the offer in exchange for the withdrawn options. You will keep all of the options that you withdraw. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between you and Wind River. If you wish to withdraw some of the options you previously submitted, but still want to exchange some of your options, you must first submit this withdrawal form and resubmit a new election form for those options you wish to exchange.

        You may change this withdrawal, and again elect to exchange any eligible options by submitting a new election form to Pam Sheridan in the manner set forth above by 5:00 p.m., Pacific time, on Thursday, April 17, 2003.

        Please check the box and sign below if you want to withdraw your previously tendered eligible options from the offer:

☐
I WISH TO WITHDRAW ALL THE OPTIONS LISTED ON MY ELECTION FORM AND INSTEAD REJECT THE OFFER TO EXCHANGE OPTIONS. I DO NOT WISH TO EXCHANGE ANY OPTIONS.

        Please sign this withdrawal form and print your name exactly as it appears on the election form.

Employee Signature	Email Address
Employee Name (Please print)	Date and Time

SIGNATURE MUST BE THE SAME AS PROVIDED ON ELECTION FORM

RETURN TO PAM SHERIDAN NO LATER THAN 5:00 P.M., PACIFIC TIME,
ON THURSDAY, APRIL 17, 2003

PLEASE REVIEW AND FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM

WIND RIVER SYSTEMS, INC.
OFFER TO EXCHANGE OPTIONS

INSTRUCTIONS TO THE WITHDRAWAL FORM

1.    DELIVERY OF WITHDRAWAL FORM.

        A properly completed and signed original of this withdrawal form or a fax of it must be received by Pam Sheridan by (a) hand delivery at office number B3081, Wind River Systems, Inc., 500 Wind River Way, Alameda, California 94501, (b) fax at (510) 749-2944 or (c) United States or international mail at Wind River Systems, Inc., 500 Wind River Way, Alameda, California 94501, U.S.A., on or before 5:00 p.m., Pacific time, on Thursday, April 17, 2003, referred to in these instructions as the expiration date. Delivery by any other means, including email, any form of interoffice mail or any other fax number, will not be accepted.

        YOU ARE RESPONSIBLE FOR THE SUCCESSFUL DELIVERY OF ALL DOCUMENTS, INCLUDING YOUR WITHDRAWAL FORM AND ANY NEW ELECTION FORM. WE INTEND TO CONFIRM THE RECEIPT OF YOUR WITHDRAWAL FORM AND/OR ANY NEW ELECTION FORM WITHIN TWO BUSINESS DAYS AFTER WE RECEIVE THEM. IF YOU HAVE NOT RECEIVED A CONFIRMATION, YOU SHOULD SEND AN EMAIL TO OPTIONEXCHANGE@WINDRIVER.COM TO CONFIRM THAT WE HAVE RECEIVED YOUR WITHDRAWAL FORM AND/OR ANY NEW ELECTION FORM.

        Although by submitting a properly completed withdrawal form you have withdrawn all of your previously tendered options from the offer, you may change your mind and re-elect to exchange any of the withdrawn options at any time before 5:00 p.m., Pacific time, on the expiration date. You should note that you may not rescind any withdrawal and any eligible options withdrawn will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange those options before the expiration date. Re-elections to exchange options may be made at any time before the expiration date. If Wind River extends the offer beyond that time, you may re-elect to tender your options at any time until the extended expiration of the offer. To re-elect to tender the withdrawn options, you must deliver a later-dated and signed election form with the required information to Pam Sheridan, while you still have the right to participate in the offer. Your options will not be properly tendered for purposes of the offer unless the withdrawn options are properly re-tendered before the expiration date by delivery of the new election form following the procedures described in the instructions to the election form. This new election form must be signed and dated after your original election form and any withdrawal form you have submitted. Upon the receipt of such a new and properly completed election form, any previously submitted election form or withdrawal form will be disregarded and will be considered replaced in full by the new election form. You will be bound by the last properly tendered election or withdrawal form we receive before 5:00 p.m., Pacific time, on the expiration date.

        Although we intend to send you a confirmation of receipt of this withdrawal form, by signing this withdrawal form, you waive any right to receive any notice of the withdrawal of the tender of your options.

2.    SIGNATURES ON THIS WITHDRAWAL FORM.

        If this withdrawal form is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject and the election form without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change. If this withdrawal form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and submit with this withdrawal form proper evidence satisfactory to Wind River of the authority of that person so to act.

3.    OTHER INFORMATION ON THIS WITHDRAWAL FORM.

        In addition to signing this withdrawal form, you must print your name and indicate the date and time at which you signed. You must also include a current email address.

4.    REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

        Any questions or requests for assistance, as well as requests for additional copies of the offer to exchange, the election form or this withdrawal form should be directed to optionexchange@windriver.com or to the Option Exchange Help Line at (510) 749-2995. Copies of the offer to exchange and any related materials will be furnished promptly at our expense.

5.    IRREGULARITIES.

        We will determine, in our discretion, all questions as to the validity, form, eligibility, including time of receipt, and acceptance of this withdrawal form. Our determination on these matters will be final and binding on all parties. We reserve the right to reject any or all withdrawal forms that we determine not to be in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the right to waive any of the conditions of the offer and any defect or irregularity in the withdrawal form, and our interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No withdrawal form will be deemed to be properly made until all defects and irregularities have been cured or waived. Neither we nor any other person is or will be obligated to give notice of any defects or irregularities in withdrawal forms, and no person will incur any liability for failure to give any such notice. We will strictly enforce the expiration date and time, subject only to an extension that we may grant in our discretion.

6.    ADDITIONAL DOCUMENTS TO READ.

        You should be sure to read the offer to exchange, all documents referenced therein, and the emails from our President and Chief Executive Officer, Thomas St. Dennis, each dated March 21, 2003, before making any decisions regarding participation in, or withdrawal from, the offer.

7.    IMPORTANT TAX INFORMATION.

        If you are subject to the tax laws of the United States, you should refer to Section 15 of the offer to exchange, which contains important federal income tax information. If you are subject to the tax laws of another country, you should refer to Schedules C through H of the offer to exchange, as applicable, which contain important tax information. We also recommend that you consult with your personal tax and/or financial advisors before deciding whether or not to participate in this offer.

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  Exhibit (a)(1)(d) Withdrawal Form